UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

PROMISSORY NOTE

On July 7, 2014, Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”) issued a Promissory Note (“Promissory Note”) to Darren Katic (“Katic”), a director, officer and significant stockholder of Sara Creek, in the aggregate principal amount of $190,000. The principal amount of the Promissory Note represents certain advances made by Katic to Sara Creek on each of May 1, 2014, May 15, 2014 and June 25, 2014. The Promissory Note bears simple interest on the unpaid principal balance at the rate of 10% per annum, from and after the date of each advance. The Promissory Note is due on demand. The Promissory Note also contains other terms and covenants of Sara Creek that are customary for an agreement of this type.

The foregoing description of the Promissory Note is qualified in its entirety by the full text of the Promissory Note, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

SECURED CONVERTIBLE NOTE

On July 1, 2014 Sara Creek filed a Current Report on Form 8-K reporting the issuance of an Amended and Restated Secured Convertible Note (“Secured Convertible Note”) to Oceanside Strategies in the aggregate principal amount of $350,000. This Current Report on Form 8-K hereby amends the Current Report on Form 8-K filed on July 1, 2014 to include the Secured Convertible Note as an exhibit.

The description of the Secured Convertible Note contained in our Current Report on Form 8-K filed July 1, 2014 is qualified in its entirety by the full text of the Secured Convertible Note, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The issuance of the Promissory Note and Secured Convertible Note described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On July 1, 2014, Sara Creek issued an aggregate of 738,000 “Units” to two investors. 700,000 Units were issued to one investor in consideration of extinguishment of $70,000 in debt owing by Sara Creek or its subsidiaries. 38,000 Units were issued to another investor for gross proceeds to the Company of $3,800. No commissions were paid or payable. The price of each Unit (including the value used to determine the cancellation of the debt) was $0.10. Each Unit was comprised of one share of our common stock, together with a warrant to acquire an additional one-half share of our common stock on payment of $0.20 per share. The warrants expire five years from the closing date.

Forms of the warrants (one for United States investors and one for non-United States investors) issued in connection with the sale of Units are attached to our Current Report on Form 8-K filed on January 16, 2014 as Exhibits 10.1 and 10.2, respectively. The above description of the warrants is qualified by reference to the complete text of the warrants. However, the warrants, including without limitation any representations and warranties contained in the warrants, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of Sara Creek. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

The issuances of the securities described in this Item 3.02 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit Number	Description
10.1	Promissory Note, dated July 7, 2014, issued to Darren Katic
10.2	Amended and Restated Secured Convertible Note, dated June 25, 2014, issued to Oceanside Strategies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	July 8, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer